Exhibit 10.1

May 17, 2004

Mr. E. Larry Ryder

Executive Vice President-Finance &

Administration

Hooker Furniture Corporation

Post Office Box 4708

Martinsville, VA 24115

Dear Larry:

Branch Banking and Trust Company of Virginia (“Bank”) is pleased to renew its line of credit at the amount of $20,000,000 to accommodate the issuance of Letters of Credit on behalf of Hooker Furniture Corporation. Terms and conditions of this commitment are as follows:

Borrower: The Borrower/Applicant shall be Hooker Furniture Corporation.

Purpose: The line of credit shall be used exclusively for the issuance of Commercial Letters of Credit as required in normal operations.

Amount: The maximum amount of this line of credit shall be Twenty Million Dollars ($20,000,000).

Term: This commitment shall be outstanding until April 30, 2005, at which time it will expire and be subject to review. All Letters of Credit issued under this line shall remain in force until their respective dates of expiration. The Bank may, however, at its option require the Borrower to post cash collateral equal to the undrawn amount of all letters credit outstanding upon the expiration of this commitment.

Advances/Repayment: Each Letter of Credit will be issued under a $20,000,000 promissory note to be executed by Borrower which shall provide that any advance of funds by Bank resulting from the issuance of Letters of Credit shall be repayable upon demand (the “Master Demand Note”).

Loan Documents: The documents evidencing this commitment and any letters of credit or funds outstanding thereunder shall include but not be limited to this loan agreement (the “Loan Agreement”), the Master Demand Note and any Applications for Irrevocable Commercial Letters of Credit (“L/C Applications”) (collectively the “Loan Documents”).

Interest Rate: Funds advanced under the Master Demand Note shall bear interest at Bank’s Prime Rate adjusted daily as Bank’s Prime Rate changes.

May 17, 2004

Fees: The Borrower and the Bank’s International Services Division shall agree upon all fees.

Collateral: Unsecured other than customary liens arising from the L/C Applications.

Negative Pledge: The Borrower agrees that it will not create, incur, assume or suffer to exist, any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than liens permitted under Section 7.01 (excluding subsection 7.01 (a) thereof) of that Credit Agreement dated as of April 30, 2003 among Hooker Furniture Corporation as Borrower and Bank of America, N.A., as Administrative Agent (the “B of A Agreement”) as in effect on April 30, 2003 without regard to any subsequent amendments thereto.

Financial Covenants: All financial covenants in the B of A Agreement including but not limited to those contained in Section 6.12 thereof as amended from time to time are hereby incorporated herein by reference and shall constitute covenants hereunder.

Events of Default: Any default or event of default under any of the Loan Documents or any event of default under the B of A Agreement, that certain letter of credit facility dated as of June 19, 2002 between the Borrower and Wachovia Bank, National Association (the “Wachovia L/C Facility”) or any other debt in excess of $500,000 shall constitute an Event of Default hereunder. Upon the occurrence of an Event of Default hereunder in addition to any other remedies contained in the Loan Documents and at its option Bank may (1) terminate its obligation to issue additional letters of credit, (2) declare any unreimbursed drawings under letters of credit to be immediately due and payable in full and (3) demand cash collateral to secure the Borrower’s reimbursement obligations under any outstanding letters of credit.

Reporting: The Borrower shall furnish to Bank unqualified, audited financial statements within 120 days of each fiscal year-end and quarterly unaudited financial statements within 45 days of each fiscal quarter-end. The Borrower shall furnish to Bank copies of any reports required under the B of A Agreement or reports filed with the Securities and Exchange Commission. The Borrower shall immediately provide Bank with written notice of any event of default under the B of A Agreement, the Wachovia L/C Facility or any other debt in excess of $500,000.

Larry, we sincerely appreciate your business and look forward to continuing our mutually beneficial relationship with Hooker Furniture. If the terms of our commitment described above are acceptable, please indicate by signing, dating, and returning the original of this letter to my attention before May 31, 2004.

May 17, 2004

Thank you for your assistance in this request.. If you have any questions or concerns, please give me a call at 666-3257.

Sincerely,

Scott Taylor

Senior Vice President & City Executive

Accepted this 18th day of May, 2004

HOOKER FURNITURE CORPORATION

By:	/s/ E. Larry Ryder
E. Larry Ryder
Title:	Executive Vice President-Finance & Administration

By:	/s/ Robert W. Sherwood
Robert W. Sherwood
Title:	Vice President – Credit, Secretary, & Treasurer

BB&T

PROMISSORY NOTE

Borrower:	Hooker Furniture Corporation
Account Number:	9530265983	Note Number: 90001
Address:	P. O. Box 4708	Date: April 30, 2004
	Martinsville, Virginia 24115

THE UNDERSIGNED REPRESENTS THAT THE LOAN EVIDENCED HEREBY IS BEING OBTAINED FOR BUSINESS/COMMERCIAL OR AGRICULTURAL PURPOSES. For value received, the undersigned, jointly and severally, if more than one, promises to pay to BRANCH BANKING AND TRUST COMPANY OF VIRGINIA, a Virginia banking corporation (the “Bank”), or order, at any of Bank’s offices in the above referenced city (or such other place or places that may be hereafter designated by Bank), the sum of Twenty Million Dollars and no/100th ($20,000,000.00), in immediately available coin or currency of the United States of America.

Interest shall accrue from the date hereof on the unpaid principal balance outstanding from time to time at the:

•	Variable rate of the Bank’s Prime Rate per annum to be adjusted daily as the Bank’s Prime Rate changes.

Principal	and interest is payable as follows:

•	Principal plus accrued interest is due in full on demand. Prior to an event of default, Borrower may borrow, repay, and reborrow hereunder pursuant to the terms of the Commitment Letter, hereinafter defined.

In addition, the undersigned promises to pay to Bank, or order, a late fee in the amount of four percent (4%) of any installment past due for fifteen (15) or more days. When any installment payment is past due for fifteen (15) or more days, subsequent payments shall first be applied to the past due balance. All interest shall be computed and charged for the actual number of days elapsed on the basis of a year consisting of three hundred sixty (360) days. In the event periodic accruals of interest shall exceed any periodic fixed payment amount described above, the fixed payment amount shall be immediately increased, or additional supplemental interest payments required on the same periodic basis as specified above (increased fixed payments or supplemental payments to be determined in the Bank’s sole discretion), in such amounts and at such times as shall be necessary to pay all accruals of interest for the period and all accruals of unpaid interest from previous periods. Such adjustments to the fixed payment amount or supplemental payments shall remain in effect for so long as the interest accruals shall exceed the original fixed payment amount and shall be further adjusted upward or downward to reflect changes in the variable interest rate. In no event shall the fixed payment amount be reduced below the original fixed payment amount specified above.

This note (“NOTE”) is given by the undersigned in connection with the following agreements (if any) between the undersigned and the Bank:

•	Loan Agreement dated April 30, 2003 and various Applications for Irrevocable Commercial Letters of Credit executed by Hooker Furniture Corporation.

All of the terms, conditions and covenants of the above described agreements (the “Agreements”) are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein at length and any holder of this Note is entitled to the benefits of and remedies provided in the Agreements and any other agreements by and between the undersigned and the Bank.

In addition to collateral pledged pursuant to the terms of the Agreements (if any) described above, the undersigned, as collateral security for the indebtedness evidenced by this note, hereby grants the Bank a security interest and lien in and to all deposit accounts, certificates of deposit, securities and stocks now or hereafter in Bank’s possession or on deposit with the Bank.

If any stock or securities are pledged to Bank herein, the security interest includes all stock splits, reissued shares, substituted shares, and all proceeds thereof, which the undersigned promises to deliver to Bank.

No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or of any other right on any future occasion. Every one of the undersigned and every endorser or guarantor of this note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral if at any time there be available to the holder collateral for this note, and to the additions or releases of any other parties or persons primarily or secondarily liable.

The failure to pay any part of the principal or interest when due on this Note or to fully perform any covenant, obligation or warranty on this or on any other liability to the Bank by any one or more of the undersigned, by any affiliate of the undersigned (as defined in 11 USC Section (101) (2)), or by any guarantor or surety of this Note (said affiliate, guarantor, and surety are herein called Obligor), or if any financial statement or other representation made to the Bank by any of the undersigned or any Obligor shall be found to be materially incorrect or incomplete, or in the event the default pursuant to any of the Agreements or any other obligation of any of the undersigned or any Obligor in favor of the Bank, or in the event the Bank demands that the undersigned secure or provide additional security for its obligations under this Note and security deemed adequate and sufficient by the Bank is not given when demanded, or in the event one or more of the undersigned or any Obligor shall die, terminate its existence, allow the appointment of a receiver for any part of its property, make an assignment for the benefit of creditors, or where a proceeding under bankruptcy or insolvency laws is initiated by or against any of the undersigned or any Obligor, or in the event the Bank should otherwise deem itself, its security interest, or any collateral unsafe or insecure; or should the Bank in good faith believe that the prospect of payment or other performance is impaired, or if there is an attachment, execution, or other judicial seizure of all or any portion of the Borrower’s or any Obligor’s assets, including an action or proceeding to seize any funds on deposit with the

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Bank, and such seizure is not discharged within 20 days, or if final judgment for the payment of money shall be rendered against the Borrower or any Obligor which is not covered by insurance and shall remain undischarged for a period of 30 days unless such judgment or execution thereon is effectively stayed, or the termination of any guaranty agreement given in connection with this Note, then any one of the same shall be a material default hereunder and this Note and other debts due the Bank by any one or more of undersigned shall immediately become due and payable without notice, at the option of the Bank. From and after any event of default hereunder, interest shall accrue on the sum of the principal balance and accrued interest then outstanding at the variable rate equal to the Bank’s Prime Rate plus 5% per annum (“Default Rate”), provided that such rate shall not exceed at any time the highest rate of interest permitted by the laws of the State of Virginia, and further provided that such rate shall apply after judgment. In the event of any default, the then remaining unpaid principal amount and accrued but unpaid interest then outstanding shall bear interest at the Default Rate called for hereunder until such principal and interest have been paid in full. In addition, upon default, the Bank may pursue its full legal remedies at law or equity, and the balance due hereunder may be charged against any obligation of the Bank to any party including any Obligor. Bank shall not be obligated to accept any check, money order, or other payment instrument marked “payment in full” on any disputed amount due hereunder, and Bank expressly reserves the right to reject all such payment instruments. Borrower agrees that tender of its check or other payment instrument so marked will not satisfy or discharge its obligation under this Note, disputed or otherwise, even if such check or payment instrument is inadvertently processed by Bank unless in fact such payment is in fact sufficient to pay the amount due hereunder.

The term “Prime Rate,” if used herein, means the rate of interest per annum announced by the Bank from time to time and adopted as its Prime Rate. The Prime Rate is one of several rate indexes employed by the Bank when extending credit. Any change in the interest rate resulting from a change in the Bank’s Prime Rate shall become effective as of the opening of business on the effective date of the change. If this Note is placed with an attorney for collection, the undersigned agrees to pay, in addition to principal and interest, all costs of collection, including but not limited to reasonable attorneys’ fees. All obligations of the undersigned and of any Obligor shall bind his heirs, executors, administrators, successors, and/or assigns. Use of the masculine pronoun herein shall include the feminine and the neuter, and also the plural. If more than one party shall execute this Note, the term “undersigned” as used herein shall mean all the parties signing this Note and each of them, and all such parties shall be jointly and severally obligated hereunder. Wherever possible, each provision of this Note shall be interpreted in such a manner to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. All of the undersigned hereby waive all exemptions and homestead laws. The proceeds of the loan evidenced by this Note may be paid to any one or more of the undersigned. From time to time the maturity date of this Note may be extended, or this Note may be renewed in whole or in part, or a new note of different form any be substituted for this Note, or the rate of interest may be modified, or changes may be made in consideration of loan extensions, and the holder hereof, from time to time may waive or surrender, either in whole or in part any rights, guaranties, secured interest, or liens, given for the benefit of the holder in connection with the payment and the securing the payment of this Note; but no such occurrence shall in any manner affect, limit, modify, or otherwise impair any rights, guaranties or security of the holder not specifically waived, released, or surrendered in writing, nor shall the undersigned makers, or any guarantor, endorser, or any person who is or might be liable hereon, either primarily or contingently, be released from such event. The holder hereof, from time to time, shall have the unlimited right to release any person who might be liable hereon, and such release shall not affect or discharge the liability of any other person who is or might be liable hereon. No waivers and modifications shall be valid unless in writing and signed by the Bank. The Bank may, at its option, charge any fees for the modification, renewal, extension, or amendment of any of the terms of the Note permitted by N.C.G.S.§24-1 .1. In case of a conflict between the terms of this Note and the Loan Agreement or Commitment Letter issued in connection herewith, the priority of controlling terms shall be first this Note, then the Loan Agreement, and then the Commitment Letter. This Note shall be governed by and construed in accordance with the laws of Virginia; provided however that any Mortgage encumbering the Borrower’s property in South Carolina shall be governed by and construed in accordance with the laws of South Carolina, and the Borrower hereby submits to the jurisdiction of South Carolina in connection with any foreclosure or enforcement proceeding undertaken in connection with the Borrower’s property situated in South Carolina.

IN WITNESS WHEREOF, the undersigned, on the day and year first written above, has caused this note to be executed under seal.

HOOKER FURNITURE CORPORATION

ATTEST:	/s/ Robert W. Sherwood	By:	/s/ E. Larry Ryder
	Robert W. Sherwood		E. Larry Ryder
Title:	Vice President- Credit, Secretary, & Treasurer	Title	Executive Vice President - Finance & Administration

		By:	/s/ Robert W. Sherwood
Robert W. Sherwood
		Title:	Vice President-Credit, Secretary & Treasurer

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